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                                                                    EXHIBIT 99.1

CONTACT:

AXYS PHARMACEUTICALS, INC.
Paul Hastings
President & CEO
(650) 829-1000

FOR IMMEDIATE RELEASE

                     AXYS PHARMACEUTICALS ANNOUNCES RESULTS
                   FOR YEAR-END 2000; TRYPTASE PROGRAM UPDATED

SOUTH SAN FRANCISCO, CA -- March 8, 2001 -- Axys Pharmaceuticals, Inc. (NASDAQ:
AXPH) today reported that gains from the sale of two of its non-core subsidiary companies resulted in net income for the year ended December 31, 2000. Net income for the year was $13.7 million, or $0.39 per share. This result compares to a loss of $48.8 million or $1.60 loss per share for the same period in 1999. For the 2000 results, the Company's net income reflected a non-recurring gain of $61.2 million from the sale of Axys Advanced Technologies ("AAT") to Discovery Partners International Inc. (NASDAQ: DPII) and the sale of PPGx, Inc. ("PPGx") to DNA Sciences, Inc. ("DNAS"). Axys reported a loss from continuing operations in 2000 of $41.6 million compared to a loss of $48.5 million in 1999. The 1999 results of the Company's former subsidiaries, Axys Advanced Technologies and PPGx, have been reclassified in accordance with APB 30 Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.

Axys' total revenues for the full year 2000 were $7.0 million as compared to total revenues of $24.1 million for 1999. Total revenues in fiscal 1999 included approximately $10.6 million from the Company's discontinued positional cloning operations in La Jolla, as well as non-oncology research programs concluded in 2000.

Total operating expenses for 2000 were $46.0 million compared to operating expenses of $71.2 million for 1999. The reduction was primarily due to the closure of the Company's La Jolla operations.

Total assets at December 31, 2000 increased to $118.7 million from $55.7 million at December 31, 1999. Cash and cash equivalents totaled $41.2 million at December 31, 2000 compared to $23.6 million for the same period last year. In addition to the increase in cash and cash equivalents, the Company's assets reflect holdings in DPII and DNAS, which had a carrying value of $55.4 million at year-end. The market value of the Company's holdings in DPII's common stock was approximately $90 million at December 31, 2000. The Company owns approximately 1.5 million shares of common stock in DNAS, which filed a registration statement on Form S-1 with the Securities and Exchange Commission in January 2001. Finally, the Company's working capital ratio, a measure of liquidity, improved to 4.2 to one in 2000 compared to less than one to one for the same period last year.


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Axys 4Q, YE2000 Results
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For the fourth quarter of 2000, Axys reported net income of $7.5 million, or
$0.20 per share, compared to a net loss of $7.9 million or a $0.26 loss per share in 1999. The 2000 results included a $26.4 million one-time gain on the sale of PPGx. Total revenue for the quarter was $1.5 million compared to total revenue of $6.5 million in 1999. Total operating expenses for the quarter were $15.2 million compared to $13.6 million for 1999. Axys reported a loss from continuing operations of $17.2 million for the quarter compared to a loss of $6.9 million in 1999. The increased loss from continuing operations was primarily due to the elimination of revenue from the discontinued positional cloning operations in 2000, as well as an increase in the equity losses recorded from Akkadix Corporation, the Company's ag-bio subsidiary.

Paul J. Hastings, President and Chief Executive Officer, stated, "Axys' continued progress in medicinal chemistry-based research, its demonstrated success in creating value in non-core subsidiary businesses, and its significantly strengthened balance sheet bear strong testimony to the focus and the commitment of our team. By selling two of the three non-core subsidiaries created several years ago from Axys' technology, we have provided a potential source of capital to fund future research and development."

FINANCIAL GUIDANCE

According to Chief Financial Officer David E. Riggs, Axys intends to manage operations toward an annual cash burn of $25 - $30 million in 2001, and does not expect to remain profitable in 2001. Riggs also projected research and development expenditures of approximately $30 million for 2001.

At 10:00 a.m. EST, or 7:00 a.m. PST, as part of the Company's efforts to ensure full disclosure to all parties, Axys will webcast a conference call live on the Company's internet site. Hosting the call will be Paul J. Hastings, President and Chief Executive Officer.

To access the live call or the 5-day archive, please log onto http://www.axyspharm.com. Alternatively, the webcast may be logged onto at http://www.vcall.com/NASApp/Vcall/consoleframeset2?ID=68600. Please connect to either website at least 10 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the live webcast.

CHRONIC DISEASE PROGRAM UPDATES

 ...Tryptase Inhibitor for Ulcerative Colitis

In early January 2001, Axys announced the results of its Phase II clinical study of APC 2059 for the treatment of ulcerative colitis, and indicated that it was in the process of planning to advance the compound to Phase IIb/III clinical studies. By the end of the Phase II study, there were 53 evaluable patients out of 56 total enrolled, and the encouraging results of the study indicated:

     o APC 2059 delivered at 20 mg subcutaneously twice a day appeared to be safe and well-tolerated;

     o 51% of the evaluable patients had improvement indicated by a Disease Activity Index ("DAI") reduction of four or more;


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Axys 4Q, YE2000 Results
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     o    68% had a reduction in stool frequency;

     o    68% had a reduction in rectal bleeding;

     o 58% achieved "clinically significant benefit" as measured by the Investigator's Global Assessment;

     o 30% achieved a DAI of three or less, of whom 81% maintained that response during the two-week follow-up period.

The Company also announced that there will be a delay in the initiation of further clinical development of APC 2059 for both asthma and ulcerative colitis. Axys had previously announced plans to initiate a Phase II asthma trial in the first half of 2001 and a Phase IIb/III ulcerative colitis trial in the second half based on the encouraging results of the ulcerative colitis study. The Company has determined that, in order to enable the longer term dosing required for chronic disease therapies, it is necessary to do additional planning of dose-ranging safety pharmacology studies. The Company expects that work to further define the development track for APC 2059 and to delay initiation of clinical trials for APC 2059 until next year.

 ...Key Milestone in Osteoporosis Collaboration with Merck

Also in early January 2001, Axys announced that it had received a $1.5 million milestone payment from Merck & Co., Inc. (NYSE: MRK) for meeting a pre-agreed milestone in the development of a compound being studied for use in the treatment of osteoporosis, a disease that affects 40 percent of women over age
50. The compound selected by Merck is a potent and selective inhibitor of Cathepsin K, a cysteine protease that has been demonstrated to play a key role in bone resorption. The research collaboration between Merck and Axys was established in 1996 and in late 2000 was renewed for a fifth year to allow further evaluation of additional compounds.

 ...Key Milestone in Inflammatory Disease Collaboration with Aventis

During the fourth quarter of 2000, Axys announced the achievement of an important research milestone in its collaboration with Aventis on Cathepsin S, a cysteine protease believed to play a critical role in the inflammatory process. A discrete collaboration compound synthesized by Axys successfully demonstrated in-vivo efficacy in a model of asthma, qualifying the compound and its analogs as a lead compound series. This family of compounds was advanced into lead optimization, including pharmacokinetic evaluation, safety pharmacology, chemical scale-up, and formulation studies. Axys believes that upon the successful conclusion of these activities, Aventis will formally nominate a clinical development candidate, while at the same time continuing to pursue related opportunities in additional therapeutic indications for inflammatory and autoimmune disorders.


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Axys 4Q, YE2000 Results
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ONCOLOGY PROGRAM UPDATES

 ...Maxim Collaboration in Apoptosis

In March 2000, Axys and Maxim Pharmaceuticals, Inc. (NASDAQ: MAXM) announced a program to discover and develop anti-cancer agents that induce apoptosis (programmed cell death). This collaboration was originally initiated between Axys and Cytovia, Inc., a company subsequently acquired by Maxim. In this collaboration, Maxim's novel screening system was used to monitor the activation of pathways that result in induction of caspase activity, the common endpoint in apoptosis. The pairing of this technology and Axys' library of diverse small molecule organic compounds represents a powerful combination for the discovery of new anti-cancer drugs, and during 2000, approximately 400,000 Axys diversity library compounds were screened at Maxim. Under the terms of the agreement, Axys has the right to develop and commercialize any drug candidates that result from the collaborative research program.

 ...Axys Solves Cancer Protease Structure

In September 2000, Axys announced the solution of the three-dimensional crystal structure of Cathepsin V, a protease believed to play a central role in the immune system, and which has been more recently associated with certain cancers. In a paper published in Biochemistry, a publication of the American Chemical Society (ACS), Axys scientists described the atomic resolution (1.6 A) X-ray structure of the new therapeutic target, Cathepsin V, complexed with a highly potent inhibitor that delineates the important binding sites on the enzyme. This work is considered useful in helping design potent and selective inhibitors against this therapeutically relevant protease. Axys is currently applying its chemistry and pharmacology expertise to this target, with an eye toward identification of lead compounds designed specifically for Cathepsin V for use in cancer therapy. The achievement validates Axys' expertise in cysteine proteases, the proprietary technology used to identify inhibitors of these enzymes, as well as a broad base of related intellectual property.

NON-CORE SUBSIDIARY BUSINESSES

During 2000, Axys successfully leveraged two of its three non-core technology companies to create a stronger financial position for the company.

In early 2000, Axys announced the merger of its combinatorial chemistry subsidiary AAT with DPII, a provider of drug discovery products, services and bio-information to pharmaceutical and biotechnology companies. The merger significantly expanded DPI's capabilities and its infrastructure. This lead to DPII's initial public offering in July. Axys now owns 7.4 million shares of DPI, the approximate fair market value of which on December 31, 2000 was $90 million.


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Axys 4Q, YE2000 Results
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Just prior to the year-end, Axys also announced the sale of its pharmacogenomics subsidiary, PPGx, to DNA Sciences, Inc. PPGx was originally formed in February 1999 by PPD, Inc. (NASDAQ: PPDI) and Axys. By combining the scientific expertise and genetic data resources of the two companies, Axys believes that the efforts of DNA Sciences to develop and introduce DNA-based clinical diagnostics and therapeutics will accelerate, enabling its participation in emerging opportunities in pharmacogenomics. As a result of the transaction, Axys recorded a $26.4 million gain in the fourth quarter of 2000, and currently holds an approximate five percent interest in DNA Sciences. The gain recorded during the fourth quarter represents the difference between the fair value of securities received, $20.9 million, less the negative carry value of $5.5 million prior to the sale.

MANAGEMENT TEAM

In 2000, Axys announced the appointment of a new President & Chief Executive Officer, Paul Hastings, formerly President of Chiron Biopharmaceuticals, to succeed John Walker, who remained Axys' non-executive Chairman of the Board of Directors. The company also announced the appointments of several other new Vice Presidents representing key functional areas on its executive and operating teams, including: David Riggs, Chief Financial Officer; Douglas Altschuler, Vice President, General Counsel; Michael J. Green, Ph.D., Vice President, Medicinal Chemistry; Jackie Walling, Vice President, Clinical Oncology; Daniel Makover and Tim McBride, Vice Presidents, Business Development.

Axys Pharmaceuticals, Inc., an integrated small molecule drug discovery and development company, has a broad pipeline of products for chronic therapeutic applications that are partnered with world-class pharmaceutical companies and a proprietary product portfolio in oncology. Axys is also building shareholder value through minority investments in affiliated businesses that leverage the Axys technologies. Currently, these companies include Discovery Partners International, Inc. (NASDAQ: DPII), a chemistry services company; DNA Sciences, a genetics company; and Akkadix Corporation, an agricultural biotechnology company.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties which could cause Axys' actual results to differ materially from those discussed here, including the risks inherent in early stage development and the reliance on the efforts of collaborative partners, the risk that Axys collaborations will not be successful, the risk that clinical trials will not proceed as anticipated or may not be successful, the risk that Axys will not be successful in entering into new collaborations, market risk associated with Axys' substantial ownership interest in DPII, competition and marketing risk, and general economic conditions that may affect Axys' actual results and developments. Additional factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "What Factors Could Cause Our Results to Differ Significantly from Those You Might Expect?" and "What Other Matters Should Stockholders Consider with Respect to Axys?" in the Axys' SEC Reports, including Axys' report on Form 10-K for the fiscal year ended December 31, 1999.

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Axys 4Q, YE2000 Results
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                           AXYS PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                            Three months ended                     Twelve months ended
                                                               December 31,                           December 31,
                                                        ----------------------------          ---------------------------
                                                           2000              1999*              2000              1999*
                                                        ---------          ---------          --------           --------
REVENUE                                                 $  1,457           $  6,528           $  6,990          $ 24,084
                                                        --------           --------           --------          --------
OPERATING EXPENSES:
Research and development                                  12,297             14,074             36,575            55,174
General and administrative                                 2,890              1,308              9,999            10,872
Restructuring charge                                          33             (1,833)              (592)            5,175
                                                        --------           --------           --------          --------
Total operating expenses                                  15,220             13,549             45,982            71,221
                                                        --------           --------           --------          --------

OPERATING LOSS                                           (13,763)            (7,021)           (38,992)          (47,137)

OTHER INCOME (EXPENSE), NET                               (3,458)               112             (2,619)           (1,347)
                                                        --------           --------           --------          --------

LOSS FROM CONTINUING OPERATIONS                          (17,221)            (6,909)           (41,611)          (48,484)

DISCONTINUED OPERATIONS                                   (1,736)              (952)            (5,941)             (279)
GAIN ON DISPOSAL OF SEGMENT                               26,433                 --             61,213                --
                                                        --------           --------           --------           --------

NET INCOME (LOSS)                                       $  7,476           $ (7,861)          $ 13,661           $(48,763)
                                                        ========           ========           ========           ========

BASIC AND DILUTED NET LOSS PER SHARE FROM
CONTINUING OPERATIONS                                   $  (0.46)          $  (0.23)          $  (1.18)          $  (1.60)
                                                        ========           ========           ========           ========

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE              $0.20           $  (0.26)          $   0.39           $  (1.60)
                                                        ========           ========           ========           ========

SHARED USED IN COMPUTING BASIC AND DILUTED
NET INCOME (LOSS) PER SHARE                               37,165             30,446             35,281             30,385
                                                        ========           ========           ========           ========

* The 1999 results of the Company's former subsidiaries, Axys Advanced Technologies and PPGx, have been reclassified in accordance with APB 30 Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.

                         CONSOLIDATED BALANCE SHEET DATA
                                   (unaudited)
                                 (in thousands)

                                     December 31, 2000         December 31, 1999
                                     -----------------         -----------------
Cash and cash equivalents               $  41,247                 $  23,577
Total assets                              118,696                    55,734
Accumulated deficit                      (263,550)                 (277,211)
Total stockholders' equity                 83,370                    14,047


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